Exhibit (a)(1)(H)

ADS NOTICE OF GUARANTEED DELIVERY

for

the tender of

American Depositary Shares, representing shares of common stock (the “ADSs”)

of

ENDESA AMÉRICAS S.A.

by

ENERSIS AMÉRICAS S.A.

Pursuant to the U.S. Cash Offer

(the “U.S. Offer”)

(Not to be used for signature guarantees)

THE PERIOD FOR TENDERING ADSs HELD THROUGH

THE DEPOSITORY TRUST COMPANY (“DTC”) IN THE OFFER

WILL BEGIN ON SEPTEMBER 14, 2016 AND

WILL EXPIRE AT

4:30 PM (NEW YORK TIME) ON OCTOBER 28, 2016,

UNLESS THE OFFER IS EXTENDED (THE “DTC TENDER PERIOD”).

ADSs TENDERED ON OR PRIOR TO THE EXPIRATION OF THE DTC TENDER PERIOD MAY NOT BE WITHDRAWN EXCEPT AS DESCRIBED IN THE OFFER DOCUMENT

This notice of guaranteed delivery, or a form substantially equivalent to this notice of guaranteed delivery, must be used for acceptance of the U.S. Offer as defined in the Offer to Purchase, dated September 14, 2016 (the “Offer Document”), in respect of the American Depositary Shares (“ADSs”) of Endesa Américas S.A., a company incorporated under the laws of the Republic of Chile (“Endesa Américas”), if certificates evidencing Endesa Américas ADSs are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the time will not permit all required documents to reach the U.S. Tender Agent prior to the expiration of the DTC Tender Period for the U.S. Offer. This notice of guaranteed delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. Tender Agent and must include a guarantee by an Eligible Guarantor Institution (as defined below) in the form set out in this notice of guaranteed delivery. If a message is transmitted through DTC pursuant to which the participant agrees to be bound by the terms set forth herein, an Agent’s Message (as defined in the Offer Document) must also be delivered. See Section 4, “Procedures for Accepting the U.S. Offer — Holders of ADSs” in the Offer Document.

The U.S. Tender Agent for the U.S. Offer is:

CITIBANK, N.A.

By First Class Mail: Citibank, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021	Facsimile Transmission: 1-201-222-4593

(Eligible Guarantor Institutions Only)

VOLUNTARY CORPORATE ACTION COY EOCC

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. TENDER AGENT.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

VOLUNTARY CORPORATE ACTION COY EOCC

Ladies and Gentlemen:

The undersigned hereby tenders to Enersis Américas S.A. (“Enersis Américas”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 14, 2016 (the “Offer Document”), and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer”), receipt of each of which is hereby acknowledged, the number of ADSs of Endesa Américas specified below pursuant to the guaranteed delivery procedures described in the Offer Document under Section 4, “Procedures for Accepting the U.S. Offer — Holders of ADSs”.

Name(s) of Record Holder(s)	Number of Endesa Américas ADSs

Address(es)	Certificate Nos. (if available)

Zip code	Indicate account number at Book-Entry Transfer Facility if Endesa Américas ADSs will be tendered by book-entry transfer:

(Area Code) Telephone No.	Account Number
X	Dated: , 2016

X	Dated: , 2016
Signature(s) of Record Holder(s)

VOLUNTARY CORPORATE ACTION COY EOCC

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Guarantor Institution” and collectively, “Eligible Guarantor Institutions”), hereby guarantees the delivery to the U.S. Tender Agent, at one of its addresses set forth above, of the ADSs tendered by this notice of guaranteed delivery in proper form for transfer, or confirmation of the book-entry transfer of Endesa Américas ADSs into the U.S. Tender Agent’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantee, or an agent’s message (as defined in the Offer Document), and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery. This guarantee is irrevocable and is granted in consideration of the acceptance for payment of such ADSs in accordance with the terms of the U.S. Offer. Such acceptance for payment shall, without further action, revoke any prior guarantees granted by the undersigned at any time with respect to such ADSs, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the U.S. Tender Agent and must deliver the letter of transmittal and ADSs to the U.S. Tender Agent within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Guarantor Institution.

X
Name of Firm	Authorized Signature

Address	Name (Please Print)

Zip Code	Title
Dated: , 2016
(Area Code) Telephone No.

NOTE: DO NOT SEND CERTIFICATES OR RECEIPTS EVIDENCING ENDESA AMÉRICAS ADSs WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTION COY EOCC

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